UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 1, 1997

                     METROPOLITAN REALTY COMPANY, L.L.C.
            (Exact name of registrant as specified in its charter)


      Delaware                      33-99694              38-3260057
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
    of incorporation)                                      Identification No.)


                           535 Griswold, Suite 748
                           Detroit, Michigan 48226
                   (Address of principal executive offices)



Registrant's telephone number, including area code  (313) 961-5552



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Item 4. Changes in Registrant's Certifying Accountant.

        Effective December 1, 1997, Plante & Moran, LLP has been appointed as Metropolitan Realty Company, L.L.C.'s (the "Company's") principal accountant to audit its financial statements for the fiscal year ending December 31, 1997. The decision to change accountants was approved by the Executive and Audit Committees of the Company's Managing Board following a bidding procedure.

        Coopers & Lybrand L.L.P. had been previously engaged as the principal accountant to audit the financial statements of the Company and its predecessor in interest, Metropolitan Realty Corporation (the "Corporation"). On December 6, 1996, pursuant to the terms of a restructuring agreement, the assets and liabilities of the Corporation were transferred to the Company in exchange for Class A Membership Interests in the Company.

        Coopers & Lybrand L.L.P.'s report on the financial statements of the Company and the Corporation for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the last two fiscal years of the Company and its predecessor, the Corporation, and during the subsequent interim period, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

        Coopers & Lybrand L.L.P. has been notified of the engagement of Plante & Moran, LLP and the discontinuance of its engagement as accountant for the Company.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits. The following document is filed herewith:

        (16) Letter dated December 5, 1997 from Coopers & Lybrand L.L.P.



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   METROPOLITAN REALTY COMPANY
                                   L.L.C.



Dated: December 5, 1997           By:   /s/ Joel A. Schwartz
                                     ---------------------------
                                     Joel A. Schwartz, Vice President